SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ______________


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) September 2, 2003


                               PARKERVISION, INC.
             (Exact Name of Registrant as Specified in its Charter)



          FLORIDA                                              59-2971472
          -------                                              ----------
(State or other jurisdiction   (Commission File No.)    (I.R.S. Employer ID No.)
      of incorporation)

          8493 BAYMEADOWS WAY
         JACKSONVILLE, FLORIDA                                     32256
         ---------------------                                     -----
(Address of principal executive offices)                       (Postal Code)

        Registrant's telephone number, including area code (904) 737-1367

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ITEM 5.   OTHER EVENTS

     On September 3, 2003 the Company entered into an Employment Agreement with William A. Hightower, a current director of the Company, for the position of President. The term of Mr. Hightower's employment is through September 2, 2008, but may be terminated by either the Company or Mr. Hightower upon 30 days notice. Under the terms of the Agreement, Mr. Hightower will receive an annual base salary of $250,000. In connection with his employment with the Company, Mr. Hightower was awarded stock options to purchase 500,000 shares of the Company's Common Stock, exercisable at a price per share of $8. These options vest in five equal annual installments commencing September 2, 2004. Mr. Hightower remains on the Board of Directors of the Company, but as a result of his employment, has resigned his positions on the Audit and Compensation Committees. Directors, Messrs. Richard A. Kashnow and Papken S. der Torossian replaced Mr. Hightower's positions on the Audit and Compensation Committees, respectively.

ITEM 7.   FINANCIAL STATEMENT AND EXHIBITS

     a)   Financial Statements

          Not applicable

     b)   Exhibits

          10.1 Form of Employment Agreement between Registrant and William Hightower, dated as of September 2, 2003

          10.2 Form  of  Option   Agreement   between   Registrant  and  William
               Hightower, dated as of September 2, 2003

          99.1 Press release

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                                 SIGNATURE PAGE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2003


                                        PARKERVISION, INC.

                                        By:  /s/ Jeffrey L. Parker
                                             ------------------------------
                                        Name:  Jeffrey L. Parker
                                        Title: Chief Executive Officer

                                       2
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                                 EXHIBITS INDEX

10.1 Form of Employment Agreement between Registrant and William Hightower, dated as of September 2, 2003

10.2 Form of Option Agreement between Registrant and William Hightower, dated as of September 2, 2003

99.1 Press release

                                       3
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